Exhibit a.19

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES

OF ADJUSTABLE RATE MUNIFUND TERM PREFERRED SHARES

Series 2028

-i-

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND

PREFERENCES OF ADJUSTABLE RATE MUNIFUND TERM PREFERRED SHARES

Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”), a Massachusetts business trust, certifies that:

RECITALS

FIRST: The Fund is authorized under Article IV of the Fund’s Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the “Declaration”), to issue an unlimited number of Preferred Shares (as defined below), par value $.01 per share.

SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article IV of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of Preferred Shares, $.01 par value per share, of the Fund, such shares to be classified as Adjustable Rate MuniFund Term Preferred Shares, Series 2028 (the “AMTP Shares”). The initial terms related to the AMTP Shares are set forth in this Statement, as modified by the Appendix (as defined below) attached hereto. Changes to such initial terms shall be set forth in a Supplement (as defined in Article I) to the Appendix or in a separate statement establishing and fixing the rights and preferences of the AMTP Shares.

THIRD: The number of shares, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the AMTP Shares subject to this Statement, as now or hereafter authorized by the Board of Trustees, are set forth in this Statement, as modified or amended from time to time in the appendix to this Statement (the “Appendix”) and in any Supplement thereto that is then in effect, as applicable, specifically relating to such AMTP Shares (such shares subject to this Statement being referred to herein individually as an “AMTP Share” and collectively as the “AMTP Shares”). The effective date of this Statement is November 18, 2019.

DESIGNATION OF SERIES. The Fund initially shall designate in Appendix A hereto the initial additional or different terms and conditions to apply to the AMTP Shares of the Fund for a period commencing on the effective date of this Statement and ending not later than the Term Redemption Date.

The Fund, as authorized by the Board of Trustees and in accordance with and subject to Section 2.2(h), may modify or amend the terms and conditions applicable to the AMTP Shares, and any such Adjusted Terms (as defined in Article I) applicable to the AMTP Shares will be set forth in a Supplement to the Appendix.

ARTICLE 1

DEFINITIONS

1.1    Definitions. Unless the context or use indicates another or different meaning or intent and except with respect the AMTP Shares as specifically provided in the Appendix, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“1940 Act Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940 Act, including all outstanding AMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company).

“Additional Amount Payment” means a payment to a Holder of AMTP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Holder to which such Additional Amount Payment relates, would cause such Holder’s dividends in dollars (after federal income tax consequences) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Holder if the amount of such aggregate Taxable Allocations would have been excludable (for federal income tax purposes) from the gross income of such Holder. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of AMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable in the hands of each Holder of AMTP Shares at the maximum marginal regular federal individual income tax rate (taking account of the tax imposed under Section 1411 of the Code or any successor provision) applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid.

“Adjusted Dividend Amount” means, with respect to the AMTP Shares, a new Dividend Amount, as established pursuant to Section 2.2(h) and set forth in a Supplement to the Appendix.

“Adjusted Terms” has the meaning set forth in Section 2.2(h)(xi).

“Adjusted Terms Agreement” means, with respect to the AMTP Shares, a written agreement between the Fund and the Required Designated Owners with respect to an Adjusted

Dividend Amount and/or any other Adjusted Terms as may be established pursuant to Section 2.2(h).

“Adjusted Terms Agreement Date” has the meaning set forth in Section 2.2(h)(iv).

“Adjusted Terms Effective Date” shall have the meaning, with respect to the AMTP Shares, as set forth in a Supplement to the Appendix.

“Adviser” means Nuveen Fund Advisors, LLC, a Delaware limited liability company, or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more AMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

“AMTP Shares” shall have the meaning as set forth in the Recitals of this Statement.

“Appendix” shall have the meaning as set forth in the Recitals of this Statement.

“Applicable Spread” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Asset Coverage” means “asset coverage” of a class of senior security which is a stock, as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date hereof, determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.4(a)), the date that is thirty (30) calendar days following such Business Day.

“Banks” shall have the meaning as set forth in Section 2.18(a).

“Below Investment Grade” means, with respect the AMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)      lower than BBB-, in the case of Fitch;

(ii)     lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any Other Rating Agency; and

(iii)    unrated, if no Rating Agency is rating the AMTP Shares.

“Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Closed-End Funds” shall have the meaning as set forth in Section 2.18(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, par value $.01 per share, of the Fund.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Fund.

“Custodian Agreement” means any Custodian Agreement by and between the Custodian and the Fund.

“Date of Original Issue” shall have the meaning as set forth in the Appendix.

“Declaration” shall have the meaning as set forth in the Recitals of this Statement.

“Default” shall mean a Dividend Default or a Redemption Default.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)        cash or any cash equivalent;

(2)        any U.S. Government Obligation;

(3)        any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Statement (or such rating’s future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)        any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Obligations or any combination thereof; or

(5)        any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent).

“Designated Owner” means a Person in whose name the AMTP Shares are recorded as beneficial owner by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

“Dividend Amount” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Dividend Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Dividend Payment Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Dividend Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Dividend Rate Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Dividend Spread” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Effective Leverage Ratio” shall have the meaning as set forth in Section 2.4(d).

“Effective Leverage Ratio Cure Date” shall have the meaning as set forth in Section 2.5(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Failed Adjustment Event” means that, in the case of a Term Adjustment Notice delivered to the Fund by the Majority Designated Owner, on or before the Scheduled Term Adjustment Period Expiration Date, or such other date as the Fund and the Required Designated Owners shall agree, (i) the Fund and the Required Designated Owners shall have failed to enter into an Adjusted Terms Agreement, or (ii) a Third Party Purchase has not been completed, and in either case such Term Adjustment Notice shall not have been previously withdrawn.

“Failed Adjustment Redemption” shall have the meaning as set forth in Section 2.2(h)(v).

“Failed Adjustment Redemption Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Failed Adjustment Redemption Price” shall have the meaning as set forth in Section 2.5(d).

“Failed Transition Event” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Failed Transition Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Failed Transition Period Applicable Spread” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Failed Transition Redemption Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Failed Transition Redemption Price” shall have the meaning as set forth in Section 2.5(e).

“Fitch” means Fitch Ratings, a part of the Fitch Group, and any successor or successors thereto.

“Fund” shall have the meaning as set forth in the Preamble to this Statement.

“Holder” means, with respect to the AMTP Shares or any other security issued by the Fund, a Person in whose name such security is registered in the registration books of the Fund maintained by the Redemption and Paying Agent or otherwise.

“Increased Spread” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Increased Spread Period” shall have the meaning as set forth in Section 2.2(g)(i).

“Initial LIBOR Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Initial Rate Period” means the Initial LIBOR Rate Period or the Initial SIFMA Rate Period, as applicable.

“Initial SIFMA Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“LIBOR Index Rate” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“LIBOR Rate Determination Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“LIBOR Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Liquidation Preference” means the amount specified as the liquidation preference per share in the Appendix.

“Liquidity Account Initial Date” means the date designated as the Liquidity Account Initial Date in the Appendix and any Supplement thereto that is in effect, as applicable.

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than Baa3 by Moody’s, BBB- by Standard & Poor’s, BBB- by Fitch or an equivalent rating by any other NRSRO (or any such rating’s future equivalent).

“Liquidity Requirement” shall have the meaning as set forth in Section 2.11(b).

“Lockout Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“London Inter-Bank Offered Rate” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Majority Designated Owner” of AMTP Shares means the Designated Owner at the relevant date of more than 50% of the Outstanding AMTP Shares.

“Mandatory Redemption Price” shall have the meaning as set forth in Section 2.5(b)(i)(A).

“Mandatory Tender” means the mandatory tender of all Outstanding AMTP Shares by the Required Designated Owners thereof in connection with a Third Party Purchase (including a Third Party Purchase effected in connection with a Transition), as set forth in Section 2.2(h)(vii), Section 3.1 and Article 4, as applicable.

“Market Value” of any asset of the Fund means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Trustees, which pricing service shall be

Standard & Poor’s Securities Evaluations, Inc./J. J. Kenny Co., Inc. (or any successor thereto), Interactive Data Corporation (or any successor thereto) or such other independent third-party pricing service broadly recognized in the tax-exempt fund market. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of Municipal Securities of comparable quality, type of issue, coupon, maturity and rating; state of issuance; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

“Maximum Amount” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

“Municipal Securities” means municipal securities as described under the heading “Portfolio Investments” in the information memorandum or other offering document for the AMTP Shares.

“Notice of Redemption” shall have the meaning as set forth in Section 2.5(f)(i).

“Notice of Taxable Allocation” shall have the meaning as set forth in Section 2.10(a).

“NRSRO” means (a) each of Fitch, Moody’s and Standard & Poor’s so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund.

“Nuveen Person” means the Adviser or any affiliated person of the Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a redemption or purchase of the AMTP Shares which are to be cancelled within ten (10) days of purchase by the Fund).

“Optional Redemption Date” shall have the meaning as set forth in Section 2.5(c)(i).

“Optional Redemption Premium” means the premium (if any) payable by the Fund upon the redemption of AMTP Shares at the option of the Fund, as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Optional Redemption Price” shall have the meaning as set forth in Section 2.5(c)(i).

“Other Rating Agency” means each Rating Agency, if any, other than Fitch then providing a rating for the AMTP Shares pursuant to the request of the Fund.

“Outstanding” means, as of any date with respect to the AMTP Shares, the number of AMTP Shares theretofore issued by the Fund except (without duplication):

(a)        any shares theretofore exchanged, cancelled or redeemed or delivered to the Redemption and Paying Agent for exchange, cancellation or redemption in accordance with the terms hereof;

(b)        any shares as to which the Fund shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.5; and

(c)        any shares as to which the Fund shall be the Holder or the Designated Owner.

“Person” means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the authorized preferred shares of beneficial interest, par value $.01 per share, of the Fund, including the AMTP Shares, shares of any other series of preferred shares now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over any other class as to distribution of assets or payments of dividends.

“Purchase Agreement” means (i) with respect to the AMTP Shares issued pursuant to this Statement, the Purchase Agreement dated as of November 18, 2019 between the Fund and Banc of America Preferred Funding Corporation; or (ii) with respect to any Third Party Purchase, the purchase agreement, if any, between the Fund and such purchaser, as applicable.

“Rate Determination Date” means, with respect to the Initial Rate Period for the AMTP Shares, the day immediately preceding the Date of Original Issue, and with respect to any Subsequent Rate Period for the AMTP Shares, the last day of the immediately preceding Rate Period or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Rating Agencies” means, as of any date and in respect of the AMTP Shares, (i) Fitch; and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.7, in each case (i) or (ii) above to the extent it maintains a rating on the AMTP Shares on such date and has not been replaced as a Rating Agency in accordance with Section 2.7 and (iii) any Other Rating Agency designated as a Rating Agency on such date. Fitch has initially been designated as the Rating Agency for purposes of the AMTP Shares. In the event that at any time any Rating Agency (A) ceases to be a Rating Agency for purposes of the AMTP Shares and such Rating Agency has been replaced by an Other Rating Agency in accordance with Section 2.7, any references to any credit rating of the replaced Rating Agency in this Statement, the Appendix and any Supplement thereto that is in effect, as applicable, shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Other Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Other Rating Agency published credit ratings for the AMTP Shares or (B) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement, the Appendix and any Supplement thereto that is in effect, as applicable, shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of the AMTP Shares is terminated in accordance with Section 2.7, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement, the Appendix and any Supplement thereto that is in effect, as applicable, shall be disregarded, and only the ratings of the then-designated Rating Agencies shall be taken into account for purposes of this Statement, the Appendix and any Supplement thereto that is in effect, as applicable.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to the AMTP Shares for so long as any AMTP Shares are Outstanding.

“Ratings Event” shall have the meaning set forth in Section 2.2(g)(i).

“Redemption and Paying Agent” means, with respect to the AMTP Shares, collectively, Computershare Trust Company, N.A. and Computershare Inc. and their successors or any other redemption and paying agent appointed by the Fund with respect to the AMTP Shares.

“Redemption and Paying Agent Agreement” means, with respect to the AMTP Shares, the Transfer Agency and Service Agreement effective as of June 15, 2017 between the Redemption and Paying Agent, the Fund and certain other Persons, as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other redemption and paying agent appointed by the Fund.

“Redemption Date” shall have the meaning as set forth in Section 2.5(f)(i).

“Redemption Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Redemption Price” shall mean the Term Redemption Price, the Mandatory Redemption Price, the Failed Adjustment Redemption Price, the Failed Transition Redemption Price or the Optional Redemption Price, as applicable.

“Required Designated Owners” of AMTP Shares means the Designated Owners of 100% of the Outstanding AMTP Shares.

“Scheduled Term Adjustment Period Expiration Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the AMTP Shares.

“Settlement Agent” means, with respect to the AMTP Shares, an agent of the Fund appointed by a resolution of the Board of Trustees to accept AMTP Shares subject to a Mandatory Tender and to facilitate the settlement of a Third Party Purchase of such AMTP Shares.

“SIFMA Index Rate” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“SIFMA Municipal Swap Index” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“SIFMA Rate Determination Date” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“SIFMA Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Statement” means this Statement Establishing and Fixing the Rights and Preferences of Adjustable Rate MuniFund Term Preferred Shares, as it may be amended or supplemented from time to time in accordance with its terms.

“Subsequent LIBOR Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Subsequent Rate Period” means the Subsequent LIBOR Rate Period or the Subsequent SIFMA Rate Period, as applicable.

“Subsequent SIFMA Rate Period” shall have the meaning as set forth in the Appendix and any Supplement thereto that is in effect, as applicable.

“Supplement” means, with respect to the AMTP Shares, a written document, authorized and approved by the Board of Trustees, that amends the Appendix, or a previous Supplement, relating to the AMTP Shares to reflect any Adjusted Terms agreed to in accordance with Section 2.2(h) in an Adjusted Terms Agreement.

“Tax Event” shall have the meaning as set forth in Section 2.2(g)(i).

“Taxable Allocation” means, with respect to the AMTP Shares, the allocation of any net capital gain or other income taxable for regular federal income tax purposes to a dividend paid in respect of the AMTP Shares.

“Term Adjustment Notice” means a notice of a proposed Adjusted Dividend Amount (and/or any other Adjusted Terms) in the form of Exhibit I hereto, delivered by either the Fund or the Majority Designated Owner in accordance with Section 2.2(h).

“Term Adjustment Notice Period” means, with respect to any Term Adjustment Notice, the period commencing on the date of delivery of the Term Adjustment Notice and ending on the earliest to occur of (i) withdrawal of the Term Adjustment Notice in accordance with Section 2.2(h)(iii), (ii) the related Adjusted Terms Agreement Date, (iii) the Third Party Purchase Date, (iv) the date of a Failed Adjustment Event and (v) the Transition Date, as applicable.

“Term Redemption Amount” shall have the meaning as set forth in Section 2.11(a).

“Term Redemption Date” means the date specified as the Term Redemption Date in the Appendix.

“Term Redemption Liquidity Account” shall have the meaning as set forth in Section 2.11(a).

“Term Redemption Price” shall have the meaning as set forth in Section 2.5(a).

“Third Party Purchase” shall have the meaning set forth in Section 2.2(h)(v).

“Third Party Purchase Date” means the date on which a Third Party Purchase is completed.

“Third Party Purchase Price” means, for the AMTP Shares subject to a Third Party Purchase, a price per share equal to the Liquidation Preference plus an amount equal to all unpaid dividends and other distributions on such share accumulated from and including the Date of Original Issue to (but excluding) the Third Party Purchase Date (whether or not earned or declared by the Fund, but without interest thereon).

“Third Party Purchaser” means a Person (other than the Fund or the Required Designated Owners) that agrees, during a Term Adjustment Notice Period or pursuant to a Transition, to purchase all of the Outstanding AMTP Shares as described in Section 2.2(h) or Article 4, as applicable.

“Transition” means the proposed transfer to a Third Party Purchaser of beneficial ownership of all Outstanding AMTP Shares initiated by the Fund, at its option and without any requirement for any Person to deliver a Term Adjustment Notice, pursuant to Article 4.

“Transition Date” has the meaning set forth in Section 4.1(b).

“Transition Notice” has the meaning set forth in Section 4.2(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning as set forth in Section 2.6(b)(i).

Any additional definitions specifically set forth in the Appendix and any Supplement thereto that is in effect, as applicable, any amendments to any definitions specifically set forth in the Appendix and any Supplement thereto that is in effect, as applicable, as such Appendix or Supplement may be amended or further supplemented from time to time, shall be incorporated herein and made part hereof by reference thereto.

1.2        Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections and references to Articles shall refer to those portions of this Statement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement.

1.3        Liability of Officers, Trustees and Shareholders. A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Statement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of the Fund under or arising out of this Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund. All persons extending credit to, contracting with or having a claim against the Fund must look solely to the Fund’s assets and property for the enforcement of any claims against the Fund as none of the Fund’s officers, agents or shareholders, whether past, present or future, assume any personal liability for obligations entered on behalf of the Fund.

ARTICLE 2

TERMS APPLICABLE TO AMTP SHARES

Except for such changes and amendments hereto with respect to AMTP Shares that are specifically contemplated by the Appendix or any Supplement to the Appendix as then in effect, the AMTP Shares shall have the following terms:

2.1        Number of Shares; Ranking.

(a)    The number of authorized shares constituting the AMTP Shares shall be as set forth in the Appendix hereto. No fractional AMTP Shares shall be issued.

(b)    The AMTP Shares shall rank on a parity with shares of any other series of Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The AMTP Shares shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund over the Common Shares as set forth herein.

(c)    No Holder of AMTP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any AMTP Shares or Common Shares or other securities of the Fund which it may hereafter issue or sell.

2.2      Dividends and Distributions.

(a)    The Holders of AMTP Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each AMTP Share in an amount equal to the Dividend Amount, calculated as set forth in this Statement, the Appendix hereto and any Supplement thereto that is in effect, and no more. Dividends and other distributions on the AMTP Shares shall accumulate from the Date of Original Issue. The amount of dividends per share payable on AMTP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period. The Dividend Amount accumulated shall be computed as provided in the Appendix and any Supplement thereto that is in effect, as applicable. The Dividend Spread for such AMTP Shares shall be adjusted to the Increased Spread for each Increased Spread Period (or portion of a Rate Period to which the Increased Spread otherwise applies) as provided in Section 2.2(g) below. The Dividend Spread for such AMTP Shares shall be adjusted to the Failed Transition Period Applicable Spread for each Rate Period (or portion of a Rate Period to which the Failed Transition Period Applicable Spread otherwise applies) as provided in Section 4.3 below.

(b)    Dividends on AMTP Shares with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.2(f) hereof.

(c)    (i) No full dividends and other distributions shall be declared or paid on AMTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares ranking on a parity with AMTP Shares have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends and distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on AMTP Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of Preferred Shares on the relevant dividend payment date for such series. Subject to

Section 2.10 (and Section 2.5 of the Purchase Agreement), no Holders of AMTP Shares shall be entitled to any dividends and other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Statement on such AMTP Shares.

(ii)    For so long as any AMTP Shares are Outstanding, the Fund shall not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all AMTP Shares and all other series of Preferred Shares ranking on a parity with the AMTP Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares) and (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(f)(ii) hereof with respect to Outstanding AMTP Shares to be redeemed pursuant to Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii)    Any dividend payment made on AMTP Shares shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(d)    Not later than 12:00 noon, New York City time, on the Dividend Payment Date, the Fund shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date. The Fund may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(e)    All Deposit Securities deposited with the Redemption and Paying Agent for the payment of dividends payable on the AMTP Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of AMTP Shares entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(f)    Dividends on AMTP Shares shall be paid on each Dividend Payment Date to the Holders of such shares as their names appear on the registration books of the Fund at the close of business on the day immediately preceding such Dividend Payment Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears on AMTP Shares for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on AMTP Shares which may be in arrears.

(g)    (i) The Dividend Spread used to compute the Dividend Amount on AMTP Shares shall be adjusted to the Increased Spread for each Increased Spread Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to AMTP Shares shall be deemed to be an “Increased Spread Period” if on the first day of such Rate Period, (A) the Fund has failed to deposit with the Redemption and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.2(g)(ii); (B) the Fund has failed to deposit with the Redemption and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii); (C) any Rating Agency has withdrawn the credit rating required to be maintained pursuant to Section 2.7 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally and such withdrawal is continuing; (D) a Ratings Event (as defined below) has occurred and is continuing; or (E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the AMTP Shares do not qualify as equity in the Fund and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist at any time that the AMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

(ii)    Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on the AMTP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends on such AMTP Shares and any unpaid Redemption Price on such AMTP Shares shall have been deposited irrevocably in trust in same-day funds with the Redemption and Paying Agent.

(iii)    No Increased Spread Period for AMTP Shares with respect to any Dividend Default or Redemption Default shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of such AMTP Shares (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the Redemption and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date with respect to which such Default occurred, together with an amount equal to the Increased Spread applied to the amount and period of such non-payment, determined as provided in Section 2.2(a).

(h)    The following are the procedures for proposing and establishing an Adjusted Dividend Amount (and/or any other Adjusted Terms):

(i)    On any Business Day after December 13, 2019 (or such other day as mutually agreed between the Fund and the Required Designated Owners), the Fund, at its option, may seek to establish an Adjusted Dividend Amount (and/or other Adjusted Terms) by delivering a Term Adjustment Notice by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the AMTP Shares, or by requesting the Redemption and Paying Agent, on behalf of the Fund, to promptly do so.

(ii)    On any Business Day after the Lockout Date, a Majority Designated Owner, at its option, may seek to have the Fund establish an Adjusted Dividend Amount (and/or other Adjusted Terms) by delivering a Term Adjustment Notice by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Fund. Promptly after receiving such notice from such Majority Designated Owner, if such Majority Designated Owner then owns less than 100% of the Outstanding AMTP Shares, the Fund shall deliver, or request the Redemption and Paying Agent, on behalf of the Fund, to deliver, notice thereof by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the AMTP Shares.

(iii)    A Term Adjustment Notice may be withdrawn at any time by the proposing party prior to agreement in writing to a proposed Adjusted Dividend Amount (and/or other Adjusted Terms) with the other party pursuant to such Term Adjustment Notice, in which case the Term Adjustment Notice Period shall terminate. Notice of withdrawal of a Term Adjustment Notice shall be made by overnight delivery, by first class mail, postage prepaid or by Electronic Means. After the Majority Designated Owner delivers a Term Adjustment Notice and while the related Term Adjustment Notice Period is continuing, if at any time during the period commencing forty-five (45) calendar days prior to the Scheduled Term Adjustment Period Expiration Date, the Majority Designated Owner decreases its ownership level of AMTP Shares to 50% or less of the Outstanding AMTP Shares, its Term Adjustment Notice shall be deemed withdrawn and the Term Adjustment Notice Period shall terminate.

(iv)    Following delivery of a Term Adjustment Notice, the Fund and the Required Designated Owners shall have until the Scheduled Term Adjustment Period Expiration Date, or such other date as the Fund and the Required Designated Owners shall agree, to agree in writing to a proposed Adjusted Dividend Amount (and/or any other proposed Adjusted Terms), and enter into an Adjusted Terms Agreement (the date of such agreement, the “Adjusted Terms Agreement Date”). The agreed Adjusted Dividend Amount (and/or any other proposed Adjusted Terms), if any, may be the rate (and/or any other Adjusted Terms) proposed in the Term Adjustment Notice or such other rate (and/or any other Adjusted Terms) as the Fund and the Required Designated Owners may agree. If the Fund and the Required Designated Owners enter into an Adjusted Terms Agreement during the Term Adjustment Notice Period, then the Adjusted Dividend Amount (and/or any other Adjusted Terms) shall become effective on the Adjusted Terms Effective Date.

(v)    During a Term Adjustment Notice Period, if the Majority Designated Owner is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to (A) enter into an Adjusted Terms Agreement, or (B) arrange a Third Party Purchase as described below. The Fund shall provide the Required Designated Owners with at least ten (10) calendar days (or such shorter period as may be consented to by all of the Designated Owners, which consent shall not be deemed to be a vote required by Section 2.6) prior written notice of a Third Party Purchase Date. A “Third Party Purchase” means the purchase of all of the Outstanding AMTP Shares from the Required Designated Owners by a Third Party Purchaser, at a price equal to the Third Party Purchase Price for the AMTP Shares, and which is settled in accordance with the procedures described in Section 3.1. If the Majority Designated Owner is the proposing party, and the Fund and the Required Designated Owners fail to enter into an Adjusted Terms Agreement and the Fund is unable to arrange a Third Party Purchase during the Term Adjustment Notice Period, then the proposed Adjusted Dividend Amount shall not take effect, such failure shall constitute a Failed Adjustment Event and the Fund shall redeem all of the Outstanding AMTP Shares on the Failed Adjustment Redemption Date resulting from such Failed Adjustment Event (a “Failed Adjustment Redemption”).

(vi)    During a Term Adjustment Notice Period, if the Fund is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to agree with the Required Designated Owners on the Adjusted Dividend Amount (and/or any other Adjusted Terms) for the AMTP Shares. If the Fund and the Required Designated Owners fail to reach such agreement during the Term Adjustment Notice Period, the Term Adjustment Notice shall be deemed withdrawn and the Term Adjustment Notice Period shall terminate.

(vii)    In the event that a Third Party Purchase of AMTP Shares is arranged by the Fund pursuant to Section 2.2(h)(v) or in connection with a Transition pursuant to Article 4, (A) the Fund shall appoint a Settlement Agent in connection with such Third Party Purchase and the associated Mandatory Tender and (B) all Outstanding AMTP Shares automatically shall be subject to a Mandatory Tender and delivered to the Settlement Agent for purchase by the Third Party Purchaser on the Third Party Purchase Date or Transition Date, as applicable, in accordance with Section 3.1.

(viii)    Delivery of a Term Adjustment Notice pursuant to Section 2.2(h)(i) shall not preclude the simultaneous or subsequent delivery of a Term Adjustment Notice pursuant to Section 2.2(h)(ii) or a Transition Notice pursuant to Section 4.2(a), and vice versa.

(ix)    An Adjusted Dividend Amount (and/or any other Adjusted Terms), once established, may be further adjusted or replaced with a new Adjusted Dividend Amount (and/or any other Adjusted Terms) in accordance with the terms hereof.

(x)    The Adjusted Dividend Amount (and/or any other Adjusted Terms) agreed to in accordance with the foregoing procedures shall be set forth in an Adjusted Terms Agreement and the associated Supplement to the Appendix.

(xi)        A Term Adjustment Notice pursuant to this Section 2.2(h) may propose modified or new terms for the AMTP Shares, including, but not limited to, the Dividend Amount, as well as, as applicable, the Applicable Spread, the Rate Determination Date(s) and the Dividend Period(s) (collectively, “Adjusted Terms”); provided, that no Adjusted Terms shall be proposed that modify the terms of Section 2.1, Section 2.2(c), this Section 2.2(h)(xi), Section 2.3, Section 2.5(a), Section 2.5(f)(v) or Section 2.6 of this Statement.

2.3      Liquidation Rights.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of AMTP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding AMTP Shares and any other outstanding Preferred Shares ranking on a parity with the AMTP Shares shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such AMTP Shares plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(a) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such AMTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding AMTP Share plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.3(a) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

(c)    Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4      Coverage & Leverage Tests.

(a)    Asset Coverage Requirement. For so long as any AMTP Shares are Outstanding, the Fund shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Fund shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(a).

(b)    Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no AMTP Shares or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such AMTP Shares or other Preferred Shares) to pay the full redemption price for such AMTP Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for such AMTP Shares or other Preferred Shares and the requisite notice of redemption for such AMTP Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or other sufficient funds that shall have been deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c)    Effective Leverage Ratio Requirement. For so long as AMTP Shares are Outstanding, the Effective Leverage Ratio shall not exceed 45% as of the close of business on any Business Day; provided, however, in the event that the Fund’s Effective Leverage Ratio exceeds 45% on any Business Day solely by reason of fluctuations in the market value of the Fund’s portfolio securities, the Effective Leverage Ratio shall not exceed 46% on such Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(ii) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.4(c).

(d)    Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i)    The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, any such senior securities for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient funds on hand for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act); and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund; divided by

(ii)    The sum of (A) the Market Value of the Fund’s total assets (for the avoidance of doubt, determined on a separate company basis, without consolidating the assets held in special purpose vehicles, such as tender option bond trusts, but including the associated inverse floating rate securities owned by the Fund) (including amounts attributable to senior securities but excluding any assets consisting of Deposit Securities or funds referred to in clause (A) of Section 2.4(d)(i) above), less the amount of the Fund’s accrued liabilities (for the avoidance of doubt, other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and other than floating rate securities described in Section 2.4(d)(ii)(B) below), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.5      Redemption. The AMTP Shares shall be subject to redemption by the Fund as provided below:

(a)    Term Redemption. The Fund shall redeem all AMTP Shares on the Term Redemption Date, at a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such share accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date (whether or not earned or declared by the Fund, but without interest thereon) (the “Term Redemption Price”).

(b)    Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i)    Asset Coverage Mandatory Redemption. (A) If the Fund fails to comply with the Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.5(b)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, redeem a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of AMTP Shares, to enable it to meet the requirements of Section 2.5(b)(i)(B). In connection with such redemption, the Fund shall, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, in accordance with the terms of the Preferred Shares to be redeemed. In addition, in accordance with the terms of the Preferred Shares to be redeemed, the Fund shall cause to be deposited Deposit Securities or other sufficient funds in trust with the Redemption and Paying Agent or other applicable paying agent, in accordance with the terms of the Preferred Shares to be redeemed. In the event that any AMTP Shares then Outstanding are to be redeemed pursuant to this Section 2.5(b)(i), the Fund shall redeem such shares at a price per share equal to the Liquidation Preference per share plus an amount equal to all unpaid dividends and other distributions on such share accumulated from and including the Date of Original Issue to

(but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon) (the “Mandatory Redemption Price”).

(B)    On the Redemption Date for a redemption contemplated by Section 2.5(b)(i)(A), the Fund shall redeem at the Mandatory Redemption Price, out of funds legally available therefor, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of AMTP Shares) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of AMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all AMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.5(b)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.5(b)(i) a sufficient number of AMTP Shares that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 250%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of AMTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Fund shall redeem those AMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding AMTP Shares are to be redeemed pursuant to this Section 2.5(b)(i), the number of AMTP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding AMTP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.5(b)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii)    Effective Leverage Ratio Mandatory Redemption. (A) If (1) the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c) or (2) with respect to the AMTP Shares issued pursuant to this Statement, the Fund fails to comply with the Effective Leverage Ratio requirement calculated as set forth in Section 6.13 of the Purchase Agreement applicable to AMTP Shares if such requirement shall still be in effect in accordance with the terms of such Purchase Agreement, the Fund fails to comply with any additional requirements relating to the calculation of the Effective Leverage Ratio pursuant to the Purchase Agreement or Appendix or any Supplement thereto then in effect as applicable, and, in any such case, such failure is not cured as of the close of business on the date that is seven (7) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption required by this Section 2.5(b)(ii), the Fund shall cause the Effective Leverage Ratio (determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement, and under the Appendix and any Supplement thereto then in effect as applicable, and Purchase Agreement for the AMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section 2.4(c) as so determined, by (x) not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date, engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date, causing a notice of redemption to be issued, and in addition, causing to be irrevocably deposited Deposit Securities or other sufficient funds in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of AMTP Shares, or (z) engaging in any combination of the actions contemplated by, clauses (x) and (y) of this Section 2.5(b)(ii)(A). In the event that any AMTP Shares are to be redeemed pursuant to clause (y) of this Section 2.5(b)(ii)(A), the Fund shall redeem such AMTP Shares at a price per AMTP Share equal to the Mandatory Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.5(b)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.5(b)(ii) a sufficient number of AMTP Shares that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 40%.

(B)    On the Redemption Date for a redemption contemplated by clause (y) of Section 2.5(b)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of AMTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.5(b)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those AMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding AMTP Shares are to be redeemed pursuant to clause (y) of Section 2.5(b)(ii)(A), the number of AMTP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding AMTP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.5(b)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(c)    Optional Redemption.

(i)    Subject to the provisions of Section 2.5(c)(ii), the Fund may at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding AMTP Shares, at a redemption price per AMTP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per AMTP Share plus (y) an amount equal to all unpaid dividends and other distributions on such AMTP Share accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but without interest thereon) plus (z) the Optional Redemption Premium per share (if any) that is applicable to an optional redemption of AMTP Shares that is effected on such Optional Redemption Date as set forth in the Appendix and any Supplement thereto that is then in effect, as applicable.

(ii)    If fewer than all of the outstanding AMTP Shares are to be redeemed pursuant to Section 2.5(c)(i), the shares to be redeemed shall be selected either (A) pro rata, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided, in each such case, that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.5(c)(ii) shall be subject to any applicable procedures established by the Securities Depository. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which AMTP Shares will be redeemed pursuant to this Section 2.5(c) from time to time.

(iii)    The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.5(f) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(c) unless on such date the Fund has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of AMTP Shares by reason of the redemption of such AMTP Shares on such Optional Redemption Date.

(iv)    AMTP Shares redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.5(b)(i)(B) or Section 2.5(b)(ii) shall be considered mandatorily redeemed pursuant to such Section, as applicable, and not subject to this Section 2.5(c).

(d)    Failed Adjustment Mandatory Redemption. In the event of a Failed Adjustment Event, the Fund shall redeem all Outstanding AMTP Shares on the Failed Adjustment Redemption Date, at a price per share equal to (i) the Liquidation Preference per AMTP Share plus (ii) an amount equal to all unpaid dividends and other distributions on such AMTP Share accumulated from and including the Date of Original Issue of such AMTP Share to (but excluding) the Failed Adjustment Redemption Date (whether or not earned or declared by the Fund, but without interest thereon (the “Failed Adjustment Redemption Price”).

(e)    Failed Transition Mandatory Redemption. In the event of a Failed Transition Event, the Fund shall redeem all Outstanding AMTP Shares on the Failed Transition Redemption Date, at a price per share equal to (i) the Liquidation Preference per AMTP Share plus (ii) an amount equal to all unpaid dividends and other distributions on such AMTP Share accumulated from and including the Date of Original Issue of such AMTP Share to (but excluding) the Failed Transition Redemption Date (whether or not earned or declared by the Fund, but without interest thereon (the “Failed Transition Redemption Price”).

(f)    Procedures for Redemption.

(i)    If the Fund shall determine or be required to redeem, in whole or in part, AMTP Shares pursuant to Section 2.5(a), (b), (c), (d) or (e) the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days prior to the date fixed for redemption and not less than five (5) calendar days (or such shorter notice period as may be consented to by all of the Designated Owners of the AMTP Shares, which consent shall not be deemed to be a vote required by Section 2.6) prior to the date fixed for redemption pursuant to this Section 2.5(f) in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the series and number of AMTP Shares to be redeemed; (C) the CUSIP number for AMTP Shares of such series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the AMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all AMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of AMTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 2.5(c) of this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. The Fund may provide in any Notice of Redemption relating to a Failed Adjustment Event contemplated to be effected pursuant to Section 2.5(d) that such redemption is subject to the condition of the Failed Adjustment Event being continuing on the related Redemption Date. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii)    If the Fund shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the AMTP Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the AMTP Shares called for redemption on the Redemption Date. The Fund may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Term Redemption Date.

(iii)    Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the AMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such AMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.5(f)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the AMTP Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the AMTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv)    On or after the Redemption Date, each Holder of AMTP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such AMTP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such AMTP Shares, without interest, and in the case of a redemption of fewer than all the AMTP Shares represented by such certificate(s), a new certificate representing the AMTP Shares that were not redeemed.

(v)    Notwithstanding the other provisions of this Section 2.5, except as otherwise required by law, the Fund shall not redeem any AMTP Shares or other series of Preferred Shares ranking on a parity with the AMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and distributions on all Outstanding AMTP Shares and shares of other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares for the payment of such dividends and other distributions) shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding AMTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding AMTP Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(vi)    To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.5(c) or Section 2.5(d), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any AMTP Shares, dividends may be declared and paid on such AMTP Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such AMTP Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

(g)    Redemption and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of AMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of AMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.5(f)(iii) above.

(h)    Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable law, but shall effect no redemption except in accordance with the 1940 Act and any applicable law.

(i)    Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Fund may, in its sole discretion and without a shareholder vote,

modify the procedures set forth above with respect to notification of redemption for the AMTP Shares, provided that such modification does not materially and adversely affect the Holders of the AMTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

2.6      Voting Rights.

(a)    One Vote Per AMTP Share. Except as otherwise provided in the Declaration, this Statement or as otherwise required by law, (i) each Holder of AMTP Shares shall be entitled to one vote for each AMTP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including Outstanding AMTP Shares, and Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Outstanding AMTP Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund at all times. Subject to Section 2.6(b), the Holders of outstanding Common Shares and Preferred Shares, including AMTP Shares, voting together as a single class, shall elect the balance of the trustees.

(b)    Voting For Additional Trustees.

(i)    Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.6(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including AMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including AMTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of capital stock of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A)    if, at the close of business on any dividend payment date for any outstanding Preferred Shares including any Outstanding AMTP Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B)    if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the

Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.6(b)(i).

(ii)    Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.6(b)(i), the Fund shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders voting together as a class (to the exclusion of the Holders of all other securities and classes of capital stock of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

(iii)    Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of AMTP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of AMTP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.6(a) and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv)    Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.6(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.6(b)(i).

(c)    Holders of AMTP Shares to Vote on Certain Matters.

(i)    Certain Amendments Requiring Approval of AMTP Shares. Except as otherwise permitted by the terms of this Statement, including without limitation, Section 2.2(h), so long as any AMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the AMTP Shares subject to this Statement Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such AMTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the AMTP Shares, and (ii) a division of a AMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the AMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of an AMTP Share or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such AMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such AMTP Share (other than solely as a result of a division of an AMTP Share). So long as any AMTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the AMTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement, including any Appendix or any Supplement thereto.

(ii)    1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including AMTP Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

(d)    Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of AMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such AMTP Shares other than those specifically set forth in this Section 2.6; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of AMTP Shares that any action or inaction by the Fund shall require the consent or approval of such Holder or Designated Owner.

(e)    No Cumulative Voting. The Holders of AMTP Shares shall have no rights to cumulative voting.

(f)    Voting for Trustees Sole Remedy for Fund’s Failure to Declare or Pay Dividends. In the event that the Fund fails to declare or pay any dividends on any AMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the AMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section 2.6. Nothing in this Section 2.6(f) shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends in an amount other than the Dividend Amount in the circumstances contemplated by this Statement.

(g)    Holders Entitled to Vote. For purposes of determining any rights of the Holders of AMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of AMTP Shares shall be entitled to vote any AMTP Share and no AMTP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such AMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such AMTP Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No AMTP Share held by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

2.7      Rating Agencies. The Fund shall use commercially reasonable efforts to cause the Rating Agencies to issue long-term credit ratings with respect to the AMTP Shares for so long any AMTP Shares are Outstanding. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to the AMTP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders; provided that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (i) published a rating for the AMTP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to the AMTP Shares by notice to the Holders. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of Preferred Shares, including any AMTP Shares, or Common Shares.

2.8      Issuance of Additional Preferred Shares. So long as any AMTP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof authorize, establish and create and issue and sell shares of one or more series of Preferred Shares, ranking on a parity with AMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, and authorize, issue and sell additional shares of any such series of Preferred Shares then outstanding or so established or created, including additional AMTP Shares (to the extent the prior written consent of the Majority

Designated Owner has been obtained if such AMTP Shares are issued pursuant to this Statement), in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b)) of at least 225% and an Effective Leverage Ratio (calculated in the same manner as contemplated by Section 2.4(d)) not in excess of 45%.

2.9      Status of Redeemed or Repurchased AMTP Shares. AMTP Shares that at any time have been redeemed, exchanged or purchased by the Fund shall, after such redemption, exchange or purchase, have the status of authorized but unissued Preferred Shares.

2.10      Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be paid by the Fund with respect to the AMTP Shares with respect to any Dividend Period and either the Increased Spread is not in effect or the Maximum Amount has not been exceeded during such Dividend Period, the Fund shall comply with one of clause (a), clause (b) or clause (c) of this Section 2.10:

(a)    The Fund may provide notice to the Redemption and Paying Agent prior to the commencement of any Dividend Period for the AMTP Shares of the amount of the Taxable Allocation that will be made in respect of such shares for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of Taxable Allocation will state the amount of the dividends payable in respect of each AMTP Share for such Dividend Period that will be treated as a Taxable Allocation and the adjustment to the Dividend Amount for each Rate Period (or portion thereof) included in such Dividend Period that will be required to pay the Additional Amount Payment in respect of the Taxable Allocation paid on such AMTP Shares for such Dividend Period. In lieu of adjusting the Dividend Amount, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation paid on such share for such Dividend Period. The Fund will use commercially reasonable efforts to effect the distribution of Taxable Allocations in respect of AMTP Shares as provided in this Section 2.10(a), and shall only effect the distribution of Taxable Allocations as described in Section 2.10(b) and/or Section 2.10(c) if such commercially reasonable efforts do not reasonably permit the Fund to effect the distribution of a Taxable Allocation as contemplated by this Section 2.10(a).

(b)    If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.10(a) with respect to a Taxable Allocation that is made in respect of AMTP Shares, the Fund may make one or more supplemental distributions on such shares equal to the amount of such Taxable Allocation. Any such supplemental distribution in respect of AMTP Shares may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c)    If in connection with a redemption of AMTP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.10(a)

or made one or more supplemental distributions pursuant to Section 2.10(b), the Fund shall direct the Redemption and Paying Agent to send an Additional Amount Payment in respect of such Taxable Allocation to each Holder of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund.

(d)    Except as required by any Purchase Agreement applicable to the AMTP Shares, for so long as the applicable provisions of such Purchase Agreement shall be in effect, the Fund shall not be required to pay Additional Amount Payments with respect to AMTP Shares with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

2.11    Term Redemption Liquidity Account and Liquidity Requirement.

(a)    On or prior to the Liquidity Account Initial Date with respect to the AMTP Shares, the Fund shall cause the Custodian to earmark, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (the “Term Redemption Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount. The “Term Redemption Amount” for the AMTP Shares shall be equal to the Term Redemption Price to be paid on the Term Redemption Date for such shares, based on the number of such shares then Outstanding, assuming for this purpose that the Dividend Amount in effect on the Liquidity Account Initial Date will be the Dividend Amount in effect until the Term Redemption Date. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for the AMTP Shares as of the close of business on any Business Day is less than one hundred ten percent (110%) of the Term Redemption Amount, then the Fund shall cause the Custodian and the Adviser to take all such necessary actions, including earmarking additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account is at least equal to one hundred ten percent (110%) of the Term Redemption Amount not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund earmarked as Liquidity Account Investments, the Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such earmarking and to substitute therefor other Liquidity Account Investments not so earmarked, so long as (i) the assets of the Fund earmarked as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least one hundred ten percent (110%) of the Term Redemption Amount and (ii) the assets of the Fund designated and earmarked as Deposit Securities included in the Liquidity Account at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.11(b) below for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b)    The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account from and after the 15th day of the calendar month (or if such day is not a

Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date occurs, in each such case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the provisions of Section 2.11(c) below:

Number of Months Preceding Term Redemption Date:	Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(c)    If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account as of the close of business on any Business Day is less than the Liquidity Requirement for such Business Day, then the Fund shall cause the earmarking of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account is at least equal to the Liquidity Requirement not later than the close of business on the next succeeding Business Day.

(d)    The Deposit Securities included in the Term Redemption Liquidity Account may be applied by the Fund, in its discretion, towards payment of the Term Redemption Price as contemplated by Section 2.5(f). Upon the deposit by the Fund with the Redemption and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the AMTP Shares on the Term Redemption Date in accordance with Section 2.5(f)(ii), the requirement of the Fund to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.11 shall lapse and be of no further force and effect.

2.12    Global Certificate. All AMTP Shares Outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and no registration of transfer of such shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee or transferee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates. Such global certificates will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be held only through The Depository Trust Company and any of its participants.

2.13    Notice. All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.13 shall be deemed given on the date received.

2.14    Termination. In the event that no AMTP Shares subject to this Statement are Outstanding, all rights and preferences of the shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement shall terminate.

2.15    Appendices. The designation of the AMTP Shares subject to this Statement shall be set forth in an Appendix to this Statement. The Board of Trustees (i) may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) amend the Appendix to this Statement relating to the AMTP Shares so as to reflect any amendments to the terms applicable to such shares including an increase in the number of authorized shares and (ii) shall, by resolution duly adopted, authorize and approve a Supplement to the Appendix, to reflect any Adjusted Terms agreed to pursuant to Section 2.2(h) in an Adjusted Terms Agreement.

2.16    Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.17    Modification. To the extent permitted by applicable law, Section 2.6(c) and the Purchase Agreement, the Board of Trustees, without the vote of the Holders of AMTP Shares, may interpret, supplement, or amend the provisions of this Statement, the Appendix hereto and any Supplement thereto that is in effect, as applicable, to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Shares of the Fund.

2.18    Transfers.

(a)    Subject to Article III hereof, a Designated Owner or Holder of any AMTP Shares may sell, transfer or otherwise dispose of AMTP Shares only in whole shares and only to Persons that are both:(1)(i) Persons that such Designated Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded parent holding companies (collectively, “Banks”), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts or other similar investment vehicles in which all investors are Persons that such Designated Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, or (iii) other investors with the prior written consent of the Fund and (2) Persons that are either (i) not a Nuveen Person or (ii) a Nuveen Person, provided that (x) such Nuveen Person would, after such sale and transfer, own not more than 20% of the Outstanding AMTP Shares, or (y) the prior written consent of the Fund and the Holder(s) of more than 50% of the Outstanding AMTP Shares has been obtained. The restrictions on transfer contained in this Section 2.18(a) shall not apply to any AMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such AMTP Shares.

(b)    If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of AMTP Shares and prospective purchasers of AMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

2.19    No Additional Rights. Unless otherwise required by law or the Declaration, the Holders of AMTP Shares shall not have any relative rights or preferences or other special rights with respect to such AMTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of AMTP Shares with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Fund.

ARTICLE 3

THIRD PARTY PURCHASE OF AMTP SHARES

3.1      Third Party Purchase Procedures.

(a)    In the event that a Third Party Purchase is arranged by the Fund pursuant to Section 2.2(h)(v) or in connection with a Transition pursuant to Article 4, all Outstanding AMTP Shares automatically shall be subject to a Mandatory Tender and delivered to the Settlement Agent for purchase by the Third Party Purchaser on the Third Party Purchase Date, in accordance with this Section 3.1. With respect to any Transition, references to “Third Party Purchase Date” in this Section 3.1 shall be deemed to include the Transition Date as applicable. The proceeds of such Third Party Purchase shall be used by the Settlement Agent for the purchase of the automatically tendered AMTP Shares at the Third Party Purchase Price, and the terms of the sale will provide for the wire transfer of such Third Party Purchase Price by the third party to be received by the Settlement Agent no later than 11:00 a.m., New York City time, on the Third Party Purchase Date for payment to the Holders automatically tendering AMTP Shares for sale through the Securities Depository in immediately available funds, against delivery of the tendered AMTP Shares either (i) to the Settlement Agent through the Securities Depository on the Third Party Purchase Date and the re-delivery of such AMTP Shares by means of “FREE” delivery through the Securities Depository to the Third Party Purchaser for delivery to the relevant purchaser’s Agent Member or (ii) directly to the Third Party Purchaser or such Agent Member, through the Securities Depository by 3:00 p.m., New York City time, on the Third Party Purchase Date.

(b)    Any funds paid by the Third Party Purchaser and held in an account of the Settlement Agent for the payment of the Third Party Purchase Price in connection with the Third Party Purchase shall be held in trust for the benefit of the Third Party Purchaser of the AMTP

Shares pending automatic delivery by the Holders pursuant to the Mandatory Tender of the tendered shares, against payment therefor. In the event of a Third Party Purchase, upon the Mandatory Tender of AMTP Shares from the Holders to the Settlement Agent, the Settlement Agent shall pay, subject to receipt of the Third Party Purchase Price by the Settlement Agent from the Third Party Purchaser, the Third Party Purchase Price for such AMTP Shares to such tendering Holders. In accordance with and subject to the foregoing, the Settlement Agent shall effect any such payment on the Third Party Purchase Date.

(c)    Except as otherwise expressly provided for herein, the purchase and delivery of tendered AMTP Shares in the form of global securities, the Third Party Purchase, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(d)    The Fund may modify or waive each of the timing requirements set forth above with the written consent of the Required Designated Owners and the Settlement Agent, in each case such consent to be required only to the extent such party is affected thereby.

ARTICLE 4

TRANSITION

4.1      General Provisions.

(a)    On any Business Day after December 13, 2019, the Fund may initiate a Transition. In the event that a Third Party Purchase of AMTP Shares is arranged by the Fund in connection with a Transition, (A) the Fund shall appoint a Settlement Agent in connection with such Third Party Purchase and the associated Mandatory Tender and (B) all Outstanding AMTP Shares automatically shall be subject to a Mandatory Tender and delivered to the Settlement Agent for purchase by the Third Party Purchaser on the Transition Date (as defined below) in accordance with Section 3.1. Upon initiating a Transition, the Fund agrees to use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to arrange a Third Party Purchase of such AMTP Shares, upon terms as designated and set forth in a new Appendix or Supplement for the AMTP Shares.

(b)    In the event that the Fund successfully accomplishes a Transition and no Failed Transition Event otherwise shall have occurred and be continuing as of the effective date of the Transition (the “Transition Date”), then on and as of the Transition Date, such AMTP Shares shall be subject to the terms set forth in the new Supplement. If a Failed Transition Event shall have occurred and be continuing, (i) the new terms designated by the Fund shall not be established, (ii) all tendered AMTP Shares, if any, shall be returned to the relevant tendering Holders by the Settlement Agent, and (iii) all of the then Outstanding AMTP Shares shall be redeemed by the Fund on the Failed Transition Redemption Date in accordance with Section 2.5(e).

(c)    The Fund shall use its best efforts to cause the terms and conditions of such AMTP Shares transitioned to a Third Party Purchaser pursuant to this Article 4 to be consistent with the continuing qualification of such AMTP Shares as equity in the Fund for U.S. federal income tax purposes, and it shall be a condition precedent to such Transition that the Fund shall have received an opinion of counsel to the effect that such AMTP Shares will continue to qualify as equity in the Fund for U.S. federal income tax purposes.

(d)    The terms of the AMTP Shares transitioned to a Third Party Purchaser pursuant to this Article 4 may not, in any event, affect the parity ranking of such AMTP Shares relative to each other or to any other series of Preferred Shares of the Fund then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

4.2      Notice of Transition.

(a)    The Fund shall provide the Required Designated Owners with written notice of a Transition pursuant to this Article 4 (a “Transition Notice”) not more than forty-five (45) calendar days and not less than thirty (30) calendar days (or such shorter notice period as may be consented to by the Required Designated Owners (which consent shall not be deemed to be a vote required by Section 2.6)) prior to the applicable Transition Date.

(b)    The Transition Notice shall state, as applicable:(A) the Transition Date; (B) the series of AMTP Shares to which the notice relates; (C) the CUSIP number for the AMTP Shares; (D) the Third Party Purchase Price on a per share basis; (E) that (i) all Outstanding AMTP Shares will be subject to Mandatory Tender and purchase on the Transition Date, and (ii) in the event of a Failed Transition Event, all tendered AMTP Shares will be returned to the relevant tendering Holders; and (F) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Third Party Purchase Agreement states) are to be surrendered for payment of the Third Party Purchase Price. The Fund may provide in the Transition Notice that such Transition is subject to one or more additional conditions precedent and that the Fund shall not be required to effect such Transition unless each such condition has been satisfied at the time or times and in the manner specified in such Transition Notice; provided, that no such conditions shall affect the consequences of a Failed Transition Event.

4.3    Failed Transition Period. If a Failed Transition Event occurs where the Fund has initiated a proposed Transition pursuant to this Article 4, a Failed Transition Period shall commence and continue. For each Rate Period or portion thereof during the Failed Transition Period, if any, the Dividend Spread used to compute the Dividend Amount on the AMTP Shares shall be the Failed Transition Period Applicable Spread.

[Signature Page Begins on the Following Page]

IN WITNESS WHEREOF, Nuveen AMT-Free Quality Municipal Income Fund has caused this Statement to be signed on November 14, 2019 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations of the Fund set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

By:	/s/ Gifford R. Zimmerman
Name: Gifford R. Zimmerman
Title: Vice President and Secretary

[Signature Page to the Statement Establishing and Fixing the Rights

and Preferences of Adjustable Rate MuniFund Term PreferredShares (NEA)]

APPENDIX A

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

ADJUSTABLE RATE MUNIFUND TERM PREFERRED SHARES, SERIES 2028

Preliminary Statement and Incorporation By Reference

This Appendix establishes a Series of Adjustable Rate MuniFund Term Preferred Shares of Nuveen AMT-Free Quality Municipal Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to such Adjustable Rate MuniFund Term Preferred Shares in that “Statement Establishing and Fixing the Rights and Preferences of Adjustable Rate MuniFund Term Preferred Shares, Series 2028” effective as of November 18, 2019 (the “AMTP Statement”). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen AMT-Free Quality Municipal Income Fund and is effective as of November 18, 2019. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the AMTP Statement.

Section 1.    Designation as to Series.

Adjustable Rate MuniFund Term Preferred Shares, Series 2028:A series of One Thousand Four Hundred Thirty Five (1,435) Preferred Shares classified as Adjustable Rate MuniFund Term Preferred Shares is hereby designated as the “Adjustable Rate MuniFund Term Preferred Shares, Series 2028” (the “Series 2028 AMTP Shares”). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the AMTP Statement (except as the AMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series 2028 AMTP Shares shall constitute a separate series of Preferred Shares and of the Adjustable Rate MuniFund Term Preferred Shares and each Series 2028 AMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2028 AMTP Shares:

Section 2.    Number of Authorized Shares of Series.

The number of authorized shares is One Thousand Four Hundred Thirty Five (1,435).

Section 3.    Date of Original Issue with respect to Series.

The Date of Original Issue is November 18, 2019.

Section 4.    Liquidation Preference Applicable to Series.

The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

The Term Redemption Date is December 1, 2028.

Appendix A – Page 1

Section 6.    Dividend Payment Dates Applicable to Series.

The Dividend Payment Date for the first Dividend Period is December 2, 2019. For subsequent Dividend Periods, the Dividend Payment Dates are the first Business Day of each calendar month that the Series 2028 AMTP Shares are Outstanding.

Section 7.    Calculation of Dividends.

The amount of dividends per share accumulated for each day (the “Dividend Amount”) shall be equal to the sum of: (i) (a) the SIFMA Index Rate plus the Dividend Spread in effect for such day, divided by the actual number of days in the year (365 or 366) in which such day occurs, (b) multiplied by the product of a fraction, the numerator of which is 89,500,000 and the denominator of which is 143,500,000, times the Liquidation Preference for a Series 2028 AMTP Share; plus (ii) (x) the LIBOR Index Rate plus the Dividend Spread in effect for such day, divided by 360, (y) multiplied by the product of a fraction, the numerator of which is 54,000,000 and the denominator of which is 143,500,000, times the Liquidation Preference for a Series 2028 AMTP Share. Dollar amounts resulting from the calculation of dividends will be rounded to the nearest cent, with one-half cent being rounded upward. The Dividend Amount shall in no circumstances exceed the Maximum Amount.

Section 8.    Liquidity Account Initial Date Applicable to Series.

The Liquidity Account Initial Date is June 1, 2028, or such other date as the Fund and the Required Designated Owners shall agree.

Section 9.    Exceptions or Amendments to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the AMTP Statement are hereby amended as follows:

Not applicable.

Section 10.    Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Applicable Spread” means, with respect to any Rate Period for the LIBOR Index Rate or the SIFMA Index Rate, respectively, (i) the percentage per annum set forth opposite the applicable credit rating most recently assigned to the Series 2028 AMTP Shares by the Rating Agency in the table below on the LIBOR Rate Determination Date or the SIFMA Rate Determination Date, as applicable, for such Rate Period or (ii) such spread or spreads as may be provided for in the Adjusted Terms established pursuant to Section 2.2(h) of the Statement.

Appendix A – Page 2

Long-Term Ratings*
Fitch	Applicable Percentage
AAA to AA	0.90%
AA-	1.10%
A+	1.30%
A	1.50%
A-	1.70%
BBB+	2.60%
BBB	2.75%
BBB-	2.90%

* And/or the equivalent ratings of any Other Rating Agency then rating the Series 2028 AMTP Shares utilizing the highest of the ratings of the Rating Agencies then rating the Series 2028 AMTP Shares.

“Dividend Amount” has the meaning set forth in Section 7 of this Appendix A.

“Dividend Payment Date” means (i) with respect to the first Dividend Period, December 2, 2019; and (ii) with respect to each subsequent Dividend Period, the first Business Day of each calendar month that the Series 2028 AMTP Shares are Outstanding.

“Dividend Period” means in the case of the first Dividend Period, the period beginning on the Date of Original Issue and ending on and including November 30, 2019 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month; provided, however, in connection with any voluntary exchange by the Holders thereof of Series 2028 AMTP Shares for any new series of Adjustable Rate MuniFund Term Preferred Shares or any other securities of the Fund, the Board of Trustees may declare that a Dividend Period shall begin on and include the first calendar day of the month in which such exchange will occur and shall end on but not include the date of such exchange, and in such case, the Dividend Payment Date for such dividend shall be the date of such exchange and provided further that, in connection with any reorganization or merger involving the Fund, the Board of Trustees may establish a Dividend Period of less than a month, in which case the Dividend Payment Date for such dividend shall be the first Business Day following the end of such Dividend Period.

“Dividend Rate Date” means (i) the Date of Original Issue and (ii) thereafter, the first day of each applicable Rate Period.

“Dividend Spread” means, with respect to each Rate Period and subject to the adjustment described in Section 2.10(a) of the Statement, the Applicable Spread; provided, however, that, with respect to any Increased Spread Period (or any portion of a Rate Period to which the Increased Spread otherwise applies), “Dividend Spread” shall mean the Increased Spread for such Increased Spread Period (or such portion of a Rate Period); and provided further, that with respect to any

Appendix A – Page 3

Rate Period (or portion thereof) during the Failed Transition Period, if any, “Dividend Spread” shall mean the Failed Transition Period Applicable Spread for such Rate Period.

“Failed Adjustment Redemption Date” means the third Business Day following a Failed Adjustment Event, or such other date as the Fund and the Required Designated Owners shall agree.

“Failed Transition Event” means that, in the case of a proposed Transition pursuant to Article 4 of the Statement, (i) the Fund was unable to successfully Transition all of the Outstanding Series 2028 AMTP Shares or (ii) the proceeds of the Third Party Purchase of such AMTP Shares were not received for any reason by (x) by the Settlement Agent by 4:30 p.m., New York City time on the Transition Date, or (y) if payment is not made directly to the Designated Owners of such AMTP Shares, by 3:00 p.m., New York City time on the Transition Date.

“Failed Transition Period” means, upon the occurrence of a Failed Transition Event with respect to Series 2028 AMTP Shares, the period commencing on the date of such Failed Transition Event and ending on the earliest to occur of (i) the redemption by the Fund on the Failed Transition Redemption Date or, if earlier, another Redemption Date, if any, of 100% of the Outstanding Series 2028 AMTP Shares, or (ii) the repurchase by the Fund of 100% of such AMTP Shares, or (iii) the successful Transition of 100% of such AMTP Shares or (iv) mutual agreement by the Fund and the Required Designated Owners to terminate the Failed Transition Period and revert to the terms mutually agreed by the Fund and the Required Designated Owners.

“Failed Transition Period Applicable Spread” means, for each day that a Failed Transition Period, if any, has occurred and is continuing the higher of (i) the Applicable Spread that would otherwise be in effect absent a Failed Transition Event and (ii) 200 basis points (2.00%) (up to 59 days of the continued Failed Transition Period), 225 basis points (2.25%) (60 days but fewer than 90 days of the continued Failed Transition Period), 250 basis points (2.50%) (90 days but fewer than 120 days of the continued Failed Transition Period), 275 basis points (2.75%) (120 days but fewer than 150 days of the continued Failed Transition Period), 300 basis points (3.00%) (150 days but fewer than 180 days of the Failed Transition Period), and 400 basis points (4.00%) (180 days or more of the continued Failed Transition Period).

“Failed Transition Redemption Date” means, in the case of a Failed Transition Event, the first Business Day falling on or after the 90th calendar day following the Failed Transition Event.

“Increased Spread” means, with respect to each Series 2028 AMTP Share and subject to the adjustment described in Section 2.10(a) of the Statement, on each day during any Increased Spread Period, 5.90%.

“Initial LIBOR Rate Period” means the period commencing on and including the Date of Original Issue and ending on and including November 30, 2019.

“Initial SIFMA Rate Period” means the period commencing on and including the Date of Original Issue and ending on and including the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day).

“LIBOR Index Rate” means, with respect to any LIBOR Rate Period or portion thereof, (i) 70% of the London Inter-Bank Offered Rate made available by 11:00 a.m., London time, on

Appendix A – Page 4

the LIBOR Rate Determination Date relating to the Dividend Rate Date commencing such LIBOR Rate Period or portion thereof or (ii) except as otherwise provided in the definition of “London Inter-Bank Offered Rate,” if such rate is not made available by 11:00 a.m., London time, on such date, the London Inter-Bank Offered Rate as determined on the previous LIBOR Rate Determination Date; provided, however, that if the London Inter-Bank Offered Rate is less than zero (0), the London Inter-Bank Offered Rate will be deemed to be zero (0) for purposes of the definition of “LIBOR Index Rate.”

“LIBOR Rate Determination Date” means, with respect to the Initial LIBOR Rate Period for the Series 2028 AMTP Shares, the date that is two London Banking Days preceding the Date of Original Issue and, with respect to any Subsequent LIBOR Rate Period, the date that is two London Banking Days preceding the Dividend Rate Date for such Subsequent LIBOR Rate Period.

“LIBOR Rate Period” means the Initial LIBOR Rate Period and any Subsequent LIBOR Rate Period.

“Lockout Date” means December 1, 2020.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

“London Inter-Bank Offered Rate” means the offered rate for deposits in U.S. dollars for an interest period of one (1) month, which appears on Reuters Page LIBOR01 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 a.m. (London time) on such LIBOR Rate Determination Date for such LIBOR Rate Period; provided, however, that if for any reason such rate is not available, the “London Inter-Bank Offered Rate” shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) offered by a bank organized in the United States to prime banks in the London interbank market for deposits in U.S. dollars at approximately 11:00 a.m. (London time) on such LIBOR Rate Determination Date for such LIBOR Rate Period, provided, however, if more than one rate is specified on such Reuters Page (or any successor page) on such LIBOR Rate Determination Date, the applicable rate shall be the arithmetic mean of all such rates. In addition, if the Board of Trustees shall designate a replacement (the “Replacement”) to the London Inter-Bank Offered Rate pursuant to the definition of London Inter-Bank Offered Rate set forth herein, the Fund agrees that the designation of the Replacement shall be made in good faith and in a commercially reasonable manner with an appropriate alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) intended to produce dividend rate levels on the AMTP Shares comparable to the dividend rate levels that would apply if the Replacement had not occurred. The Fund shall notify the Holders of the AMTP Shares within five (5) Business Days of such designation, and if within fifteen (15) days of such notice the Majority Designated Owner shall have objected in writing to the Replacement (such date, the “Objection Date”), the Board of Trustees shall designate a replacement to the Replacement as agreed to between the Fund and the Majority Designated Owner. In such event, the Replacement initially approved by the Board of Trustees shall be the replacement to the London Inter-Bank Offered Rate in effect until a new replacement to the London Inter-Bank Offered Rate has been approved by the Fund and the Majority Designated Owner. In the event the Fund and Majority Designated Owner fail to agree on a new Replacement within fifteen (15) days of the Objection Date (such date, the “Replacement

Appendix A – Page 5

Agreement Deadline”), the AMTP Shares shall be deemed to be subject to Mandatory Tender for a Transition on the date that is ninety (90) days subsequent to the Replacement Agreement Deadline.

“Maximum Amount” means the product of the Liquidation Preference multiplied by 15%, divided by the actual number of days in the year (365 or 366).

“Optional Redemption Premium” means with respect to each Series 2028 AMTP Share to be redeemed an amount equal to:

(A)        If the Optional Redemption Date occurs prior to December 1, 2019, the product of (i) 0.90%, (ii) the Liquidation Preference of such AMTP Share and (iii) a fraction, the numerator of which is the number of days from and including the date of redemption to and including December 1, 2019 and the denominator of which is the actual number of days from and including the Date of Original Issue to and including December 1, 2019; or

(B)        If the Optional Redemption Date is after December 1, 2019, zero.

“Rate Period” means, as applicable, each LIBOR Rate Period and each SIFMA Rate Period.

“Scheduled Term Adjustment Period Expiration Date” means the 360th calendar day following the delivery of the applicable Term Adjustment Notice.

“SIFMA Index Rate” means, with respect to any SIFMA Rate Period or portion thereof, (i) the SIFMA Municipal Swap Index made available by approximately 4:00 p.m., New York City time, on the SIFMA Rate Determination Date for such SIFMA Rate Period or (ii) if such index is not made so available on such date, the SIFMA Municipal Swap Index as determined on the previous SIFMA Rate Determination Date.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg or its successor, then “SIFMA Municipal Swap Index” shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees.

“SIFMA Rate Determination Date” means, with respect to the Initial SIFMA Rate Period, the Wednesday immediately preceding the Date of Original Issue, and, with respect to any Subsequent SIFMA Rate Period, the last day of the immediately preceding SIFMA Rate Period or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding SIFMA Rate Determination Date will be determined without regard to any prior extension of a SIFMA Rate Determination Date to a Business Day.

Appendix A – Page 6

“SIFMA Rate Period” means the Initial SIFMA Rate Period and any Subsequent SIFMA Rate Period.

“Subsequent LIBOR Rate Period” means the period from and including the first calendar day of the month following the Initial LIBOR Rate Period to and including the last calendar day of such month and each subsequent period from and including the first calendar day of the month to and including the last calendar day of the month.

“Subsequent SIFMA Rate Period” means the period from and including the first day following the Initial SIFMA Rate Period to and including the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from and including the first day following the end of the previous Subsequent SIFMA Rate Period to and including the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day).

[Signature page follows.]

Appendix A – Page 7

IN WITNESS WHEREOF, Nuveen AMT-Free Quality Municipal Income Fund has caused this Appendix to be signed on November 14, 2019 in its name and on its behalf by a duly authorized officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Appendix as an officer and not individually, and the obligations of the Fund set forth in this Appendix are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

By:	/s/ Gifford R. Zimmerman
Name: Gifford R. Zimmerman Title: Vice President and Secretary

[Signature Page to the Appendix Establishing and Fixing the Rights and Preferences of Series 2028 Adjustable Rate MuniFund Term Preferred Shares (NEA)]

EXHIBIT I

NUVEEN AMT-FREE QUALITY MUNICIPAL

INCOME FUND FORM OF TERM ADJUSTMENT NOTICE

Date:

Deadline for Adjusted Terms Agreement Date

(Subject to Change by Agreement between the Fund

and the Required Designated Owners):

Proposing Party:

Proposed Adjusted Dividend Amount

(or such other amount as the Fund and the Required

Designated Owners may agree during the Term

Adjustment Notice Period):

[Insert description of Proposed Adjusted Dividend Amount calculation]

Other/Additional Provisions:

Dividend Period(s):

Other:

[PROPOSING PARTY]

By:
Name:
Title:

Designated Owner of AMTP Shares, Series 2028

[Majority Designated Owner is the Proposing Party]

Exhibit I – Page 1